EXHIBIT 99.1

UNAUDITED BALANCE SHEET AS OF JULY 31, 2005

July 31, 2005
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,640,349
Restricted investments	2,000,000
Trade accounts receivable, net of allowance for doubtful accounts of $15,000	3,104,675
Other receivables	31,510
Prepaid expenses and other assets	737,360
Total current assets	9,513,894

Property and equipment, net of accumulated depreciation of $6,175,500	4,665,325
Patents and other intangible assets, net of accumulated amortization of $341,060	935,142
Total assets	$15,114,361

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank line of credit	$1,278,776
Accounts payable and accrued expenses	2,035,830
Accrued salaries and benefits	1,151,020
Capital lease obligations	16,746
Deferred revenue	34,632
Total current liabilities	4,517,004

Capital lease obligations	17,746
Deferred compensation	125,959
Deferred rent	206,486
Total liabilities	4,867,195

Commitments and contingencies	—

Stockholders’ equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized; none issued and outstanding	—
Common stock, $.005 par value, 50,000,000 shares authorized; 12,138,380 issued and 12,057,942 shares outstanding	60,669
Paid-in capital in excess of par value	23,387,882
Treasury stock, 80,438 shares at cost	(464,786)
Accumulated deficit	(12,736,599)
Total stockholders’ equity	10,247,166
Total liabilities and stockholders’ equity	$15,114,361